Exhibit (a)(129)

VOYA INVESTORS TRUST

AMENDMENT #117 TO THE AMENDED AND RESTATED AGREEMENT AND

DECLARATION OF TRUST

Effective: October 13, 2022

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including Article VI, Section 6.2 and Article XI, Section 11.4 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to establish an additional separate Series designated as Voya VACS Index Series S Portfolio of the Trust as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

Voya Balanced Income Portfolio

VY BlackRock Inflation Protected Bond Portfolio

VY CBRE Global Real Estate Portfolio

VY CBRE Real Estate Portfolio

Voya Global Perspectives Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

VY Invesco Growth and Income Portfolio

VY JPMorgan Emerging Markets Equity Portfolio

VY JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

VY Morgan Stanley Global Franchise Portfolio

ING Multi-Manager International Small Cap Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY T. Rowe Price Capital Appreciation Portfolio

VY T. Rowe Price Equity Income Portfolio

Voya U.S. Stock Index Portfolio

Voya VACS Index Series S Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin____________	/s/ Joseph E. Obermeyer____________
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee
/s/ John V. Boyer________________	/s/ Sheryl K. Pressler_______________
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee
/s/ Patricia W. Chadwick__________	/s/ Dina Santoro___________________
Patricia W. Chadwick, as Trustee	Dina Santoro, as Trustee
/s/ Martin J. Gavin_______________	/s/ Christopher P. Sullivan___________
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee